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                                                                    EXHIBIT 10.9

                     [Letterhead of Blue Rhino Corporation]


                                  March 5, 2003

Smithfield Fiduciary LLC
c/o Highbridge Capital Management, LLC
9 West 57th Street, 27th Floor
New York, New York 10019

Mainfield Enterprises, Inc.
c/o Avi Vigder
660 Madison Avenue
New York, New York 10022

Gentlemen:

         Reference is made to (i) the Securities Purchase Agreement dated as of December 20, 2002 (the "SPA") among Blue Rhino Corporation (the "Company") and Smithfield Fiduciary LLC and Mainfield Enterprises, Inc. (together, the "Purchasers") and (ii) the Additional Investment Rights of even date therewith executed by the Company in favor of each of the Purchasers (the "Additional Investment Rights" and, together with the SPA, the "Investment Documents"). The purpose of this letter is to document our agreement to modify certain terms of the SPA and the Additional Investment Rights pursuant to Section 7.5 of the SPA and Section 16(a) of each Additional Investment Right.

         For good and valuable consideration, the receipt and sufficiency of which the undersigned parties hereby acknowledge, the undersigned parties agree that, notwithstanding anything to the contrary contained in the SPA, the Additional Investment Rights or elsewhere: (i) the Company may use the net proceeds from the sale of the Securities (as defined therein) thereunder to repay amounts outstanding under its Senior Subordinated Debenture dated June 15, 2001 payable to Allied Capital Corporation, for general working capital, for any other corporate purpose or in any combination of the foregoing, except that the Company may not use the proceeds to redeem any Company equity or equity-equivalent securities or to settle any outstanding litigation; (ii) the term "Expiration Date," as used and in the Additional Investment Rights, shall mean October 1, 2003; and (iii) the Investment Documents shall be deemed amended to be consistent with the foregoing.

          This letter agreement may be executed in two or more counterparts, transmitted by facsimile or otherwise, each of which shall be deemed an original and all of which taken together shall constitute a single instrument. This letter agreement shall be governed by the laws of the state of Delaware.

         Please confirm your agreement with the foregoing by signing the enclosed copy of this letter and returning it to the Company (to the attention of Mark Castaneda, Chief Financial Officer).

                        [signatures follow on next page]


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                                                   Sincerely,

                                                   BLUE RHINO CORPORATION

                                                   By: /s/ Mark Castaneda
                                                       -------------------------
                                                           Name: Mark Castaneda
                                                           Title: CFO


Acknowledged and agreed:

MAINFIELD ENTERPRISES, INC.

By: /s/ Eldad Gal
    --------------------------------
        Name: Eldad Gal
        Title: Authorized Signatory


SMITHFIELD FIDUCIARY LLC

By: /s/ Adam J Chill
    --------------------------------
        Name: Adam J Chill
        Title: Authorized Signatory